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                                                                  EXECUTION COPY

                                                                     EXHIBIT 1.1

                        WFS FINANCIAL 2004-3 OWNER TRUST

                                  $229,000,000
                            1.72515% CLASS A-1 NOTES

                                  $458,000,000
                              2.55% CLASS A-2 NOTES

                                  $348,000,000
                              3.30% CLASS A-3 NOTES

                                  $341,000,000
                              3.93% CLASS A-4 NOTES

                                   $60,000,000
                               3.51% CLASS B NOTES

                                   $64,000,000
                               3.60% CLASS C NOTES

                                   $52,000,000
                               4.07% CLASS D NOTES

                         WFS RECEIVABLES CORPORATION 3,
                                   as Seller,

                                       and

                               WFS FINANCIAL INC,
                               as Master Servicer

                             UNDERWRITING AGREEMENT

                                                                   July 29, 2004

Deutsche Bank Securities Inc.,
  as Representative of the several Underwriters
60 Wall Street, 19th Floor
New York, New York  10005

Credit Suisse First Boston LLC,
  as Representative of the several Underwriters
Eleven Madison Avenue
New York, New York  10010

Dear Sirs:

      WFS Receivables Corporation 3, a California corporation ("WFSRC3"), proposes to sell to the several underwriters listed on Schedule I hereto (the "Underwriters"), for whom each of

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Deutsche Bank Securities Inc. ("Deutsche Bank") and Credit Suisse First Boston
LLC will be acting as representative (each, a "Representative" and collectively, the "Representatives"), as provided in Section 2, $229,000,000 aggregate principal amount of 1.72515% Class A-1 Notes (the "Class A-1 Notes"), $458,000,000 aggregate principal amount of 2.55% Class A-2 Notes (the "Class A-2 Notes"), $348,000,000 aggregate principal amount of 3.30% Class A-3 Notes (the "Class A-3 Notes"), $341,000,000 aggregate principal amount of 3.93% Class A-4 Notes (the "Class A-4 Notes" and, together with the Class A-1 Notes, the Class A-2 Notes and the Class A-3 Notes, the "Class A Notes"), $60,000,000 aggregate principal amount of 3.51% Class B Notes (the "Class B Notes"), $64,000,000 aggregate principal amount of 3.60% Class C Notes (the "Class C Notes") and $52,000,000 aggregate principal amount of 4.07% Class D Notes (the "Class D Notes" and, together with the Class A Notes, the Class B Notes and the Class C Notes, the "Notes") that will be issued by WFS Financial 2004-3 Owner Trust (the "Trust"). Simultaneously with the issuance of the Notes, WFSRC3 will cause the Trust to issue Auto Receivable Backed Certificates (the "Certificates" and, together with the Notes, the "Securities") to WFSRC3. The Notes will be issued pursuant to an indenture, dated as of August 1, 2004 (the "Indenture"), between the Trust and Deutsche Bank Trust Company Americas, as trustee (the "Indenture Trustee").

      The Trust was created pursuant to a trust agreement, dated as of July 12, 2004, between WFSRC3 and Chase Manhattan Bank USA, National Association, as trustee (the "Owner Trustee"). The Trust will be governed by and the Certificates will be issued pursuant to an amended and restated trust agreement, dated as of August 5, 2004 (the "Trust Agreement"), between WFSRC3 and the Owner Trustee. Each Note will represent an obligation of, and each Certificate will evidence a fractional undivided interest in, the Trust.

      The assets of the Trust will include, among other things, (i) a pool of retail installment sales contracts and installment loans to be conveyed to the Trust on the Closing Date (as such term is defined in Section 4) (the "Initial Contracts") and from time to time thereafter during the Pre-Funding Period (the "Subsequent Contracts" and, together with the Initial Contracts, the "Contracts") secured by new and pre-owned automobiles and light-duty trucks financed thereby (the "Financed Vehicles"), (ii) certain monies received under the Contracts after August 4, 2004, (iii) security interests in the Financed Vehicles, (iv) amounts on deposit in certain accounts, and (v) certain rights under a sale and servicing agreement, dated as of August 1, 2004 (the "Sale and Servicing Agreement"), among the Trust, WFSRC3, as seller (the "Seller"), and WFS Financial Inc ("WFS"), as master servicer (the "Master Servicer"). Pursuant to the Indenture, the Trust property will be held by the Indenture Trustee on behalf of the holders of the Notes. Pursuant to an administration agreement, dated as of August 1, 2004 (the "Administration Agreement"), among WFSRC3, WFS, as administrator (in such capacity, the "Administrator"), the Trust and the Indenture Trustee, the Administrator will perform certain administrative obligations under the Indenture. The Indenture, the Trust Agreement, the Sale and Servicing Agreement, the Administration Agreement, the depository account control agreement, dated as of August 1, 2004 (the "Control Agreement"), among WFSRC3, the Trust, Western Financial Bank (the "Bank") and the Indenture Trustee, the sale and assignment, dated as of July 28, 2004 (the "July Sale and Assignment"), between WFS and WFSRC3, the sale and assignment, dated as of August 1, 2004 (the "August Sale and Assignment" and, together with the July Sale and Assignment, the "Sale and Assignment"), between WFS and WFSRC3, the sale and assignment, dated as of August 5, 2004 (the "WFAL 2 Assignment"), between WFS Financial Auto Loans 2,

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Inc. ("WFAL 2") and WFS, the first tier subsequent assignment, dated not later than August 31, 2004 (the "First Tier Subsequent Assignment"), from WFS to the Seller, the second tier subsequent assignment, dated as of the First Tier Subsequent Assignment (the "Second Tier Subsequent Assignment"), from the Seller to the Trust, and the third tier subsequent assignment, dated as of First Tier Subsequent Assignment (the "Third Tier Subsequent Assignment"), from the Trust to the Indenture Trustee are referred to herein collectively as the "Basic Documents". Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in the Indenture or the Sale and Servicing Agreement, as the case may be. "Transfer Date" means, with respect to an Initial Contracts, the Closing Date, and with respect to a Subsequent Contract, the Subsequent Transfer Date. The Notes are more fully described in a Registration Statement (as such term is defined in Section 1) which WFSRC3 has furnished to the Underwriters.

      1. Registration Statement and Prospectuses. WFSRC3 meets the requirements for use of Form S-3 under the Securities Act of 1933, as amended (the "Act"), for investment grade asset-backed securities, and has prepared and filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (File No. 333-116198), including a base prospectus and a form of preliminary prospectus supplement relating to the offering of auto receivable backed notes, issued in series from time to time in accordance with Rule 415 under the Act. Such registration statement has been declared effective by the Commission. Such registration statement, as amended at the Effective Date (as hereinafter defined), including the exhibits thereto and any material incorporated by reference therein pursuant to the Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), is referred to as the "Registration Statement". As used herein, the term "Incorporated Documents", when used with respect to the Registration Statement as of any date, means the documents incorporated or deemed to be incorporated by reference in the Registration Statement as of such date pursuant to Item 12 of Form S-3 or pursuant to a no-action letter of the Commission. If any post-effective amendment has been filed with respect to the Registration Statement prior to the execution and delivery of this Agreement, the most recent such amendment has been declared effective by the Commission. The Seller will file a final base prospectus and a final prospectus supplement relating to the Notes in accordance with Rules 415 and 424(b) under the Act. The Seller has included in the Registration Statement all information required by the Act and the rules thereunder to be included in a prospectus with respect to the Notes and the offering thereof. As filed, the final prospectus and the final prospectus supplement shall include all required information, with respect to the Notes and the offering thereof, and shall be in all substantive respects in the form furnished to the Representatives prior to the Execution Time (as hereinafter defined) or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the latest preliminary base prospectus and preliminary prospectus supplement, if any, that have been previously furnished to the Representatives) as the Seller has advised the Representatives, prior to the Execution Time, will be included or made therein. The Registration Statement, at the Execution Time, meets the requirements set forth in Rule 415(a)(1)(x) under the Act. "Rule 415", "Rule 424" and "Regulation S-K" refer to such rules or regulations under the Act.

      As used herein, "Execution Time" means the date and time this Agreement is executed and delivered to the parties hereto and "Effective Date" means the date and time as of which the Registration Statement, or the most recent post-effective amendment thereto (if any) filed prior

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to the execution and delivery of this Agreement, was declared effective by the
Commission. "Base Prospectus" means the prospectus dated July 23, 2004. "Preliminary Prospectus" means the preliminary prospectus supplement to the Base Prospectus dated July 23, 2004, together with such Base Prospectus, that describes the Notes and the offering thereof and is used prior to the filing of the Prospectus with the Commission. "Prospectus" means the supplement to the Base Prospectus dated July 29, 2004 that is first filed with the Commission after the Execution Time, together with such Base Prospectus, as amended at the time of such filing, pursuant to Rule 424(b); provided, however, that a supplement to the Base Prospectus shall be deemed to have supplemented the Base Prospectus only with respect to the offering of the series of securities to which it relates. "Prospectus Supplement" means the supplement to the Base Prospectus included in the Prospectus.

      To the extent that WFSRC3 has prepared (i) Collateral Term Sheets (as defined in Section 8) that the Underwriters, WFSRC3 or WFS have provided to a prospective investor, WFSRC3 has filed with the Commission such Collateral Term Sheets as an exhibit to a report on Form 8-K within two business days of its receipt thereof or (ii) Structural Term Sheets or Computational Materials (each as defined in Section 8), WFSRC3 will file or cause to be filed with the Commission a report on Form 8-K containing such Structural Term Sheets and Computational Materials, as soon as reasonably practicable after the date of this Agreement, but in any event not later than the date on which the Prospectus is made available to the Representatives in final form.

      All references in this Agreement to financial statements and schedules and other information which is "contained", "included" or "stated" in the Registration Statement, Base Prospectus, Preliminary Prospectus or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which are or are deemed to be incorporated by reference in the Registration Statement, Preliminary Prospectus or the Prospectus, as the case may be. All references in this Agreement to the terms "amend", "amendments" or "supplements" with respect to the Registration Statement, Base Prospectus, Preliminary Prospectus or the Prospectus shall be deemed to mean and include the filing of any documents under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Base Prospectus, Preliminary Prospectus or the Prospectus, as the case may be, which are or are deemed to be incorporated by reference therein. All references in this Agreement to "Proposed Merger" mean the merger between WFS and the Bank, announced by Westcorp and WFS in a joint press release dated May 24, 2004, in which it was announced that WFS will merge into the Bank, pending conversion of the Bank's federal thrift charter to a California state bank charter.

      2. Agreements to Sell and Purchase. WFSRC3 agrees to sell to the Underwriters and, upon the basis of the representations, warranties and agreements of WFSRC3 and WFS herein contained and subject to all the terms and conditions of this Agreement, the Underwriters agree, severally, to purchase from WFSRC3, on the Closing Date referred to in Section 4, the Notes at a purchase price of, in the case of the (i) Class A-1 Notes, 99.90000% of the principal amount thereof, (ii) Class A-2 Notes, 99.86949% of the principal amount thereof, (iii) Class A-3 Notes, 99.83044% of the principal amount thereof, (iv) Class A-4 Notes, 99.75377% of the principal amount thereof, (v) Class B Notes, 99.68820% of the principal amount thereof, (vi) Class C

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Notes, 99.53516% of the principal amount thereof and (vii) Class D Notes,
99.45009% of the principal amount thereof.

      3. Terms of Public Offering. WFSRC3 is advised by the Representatives that the Underwriters propose (i) to make a public offering of the Notes as soon after the execution of this Agreement as in the judgment of the Representatives is advisable and (ii) initially to offer each class of Notes upon the terms set forth in the Prospectus.

      4. Delivery and Payment. Delivery of the Notes shall be made at the office of Deutsche Bank Securities Inc., 60 Wall Street, 19th Floor, New York, New York 10005, on or about 10:00 A.M., New York City time, on August 5, 2004 (such time and date are referred to herein as the "Closing Date"). Payment for the Notes shall be made at the offices of WFSRC3, 444 East Warm Springs Road #116, Las Vegas, Nevada 89119. The Closing Date and the location of the delivery of and payment for the Notes may be varied by agreement between the Representatives and WFSRC3.

      Each class of Notes will be initially represented by one or more certificates in definitive form registered in the name of Cede & Co., the nominee of The Depository Trust Company (the "DTC Certificates"). The certificates evidencing the DTC Certificates shall be made available to the Representatives for inspection not later than 10:00 A.M., New York City time, on the business day immediately preceding the Closing Date. The Notes shall be delivered to the Underwriters on the Closing Date for their respective securities accounts against payment of the purchase price therefor by either (i) certified or official bank check or checks payable in New York Clearing House (next day) funds to the order of WFSRC3 or (ii) wire transfer (same day funds), as the Representatives and WFSRC3 shall agree.

      Pursuant to Rule 15c6-1(d) under the Exchange Act, the parties hereto have agreed that the Closing Date will be not later than August 5, 2004.

      5.    Agreements of WFSRC3. WFSRC3 agrees with each of the Underwriters:

            (a) To transmit the Prospectus to the Commission pursuant to Rule 424(b-) by a means reasonably calculated to result in the timely filing of such Prospectus with the Commission pursuant to Rule 424(b).

            (b) To advise the Representatives promptly and, if requested by the Representatives, to confirm such advice in writing, (i) when the Registration Statement has become effective and when any post-effective amendment to it becomes effective, (ii) of any request by the Commission for amendments to the Registration Statement or amendments or supplements to the Prospectus or for additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the suspension of qualification of any of the Notes for offering or sale in any jurisdiction, or the initiation of any proceeding for either such purpose and (iv) of the happening of any event during the period referred to in paragraph (e) below which, in the judgment of WFSRC3, makes the Registration Statement or the Prospectus contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not

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      misleading. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, WFSRC3 will make every reasonable effort to obtain the withdrawal or lifting of such order at the earliest possible time.

            (c) To furnish to the Representatives two photocopies of the manually executed Registration Statement as first filed with the Commission and of each amendment to it, including all exhibits filed therewith or incorporated by reference therein and all documents and information incorporated or deemed to be incorporated by reference therein, and to furnish to the Underwriters such number of conformed copies of the Registration Statement as so filed and of each amendment to it, without exhibits, as the Underwriters may reasonably request.

            (d) Not to file any amendment or supplement to the Registration Statement, whether before or after the time when it becomes effective, or to make any amendment or supplement to the Prospectus of which the Representatives shall not previously have been advised or to which the Representatives shall reasonably object and to prepare and file with the Commission promptly upon the request of the Representatives, any amendment to the Registration Statement or supplement to the Prospectus which may be necessary or advisable in connection with the distribution of any of the Notes by the Underwriters and to use its best efforts to cause the same to become promptly effective.

            (e) Promptly after the Registration Statement became effective, and from time to time thereafter for such period as in the opinion of counsel to the Underwriters a prospectus is required by law to be delivered in connection with sales of the Notes by the Underwriters or such dealers as the Representatives shall specify, to furnish to the Underwriters and each such dealer as many copies of the Prospectus (and of each amendment or supplement to the Prospectus) as the Underwriters or such dealer may reasonably request.

            (f) If during the period specified in Section 5(e) any event shall occur as a result of which, in the opinion of either WFSRC3 or counsel to the Underwriters it becomes necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if it is necessary to amend or supplement the Prospectus to comply with any law, forthwith to prepare and file with the Commission an appropriate amendment or supplement to the Prospectus to which the Representatives shall not reasonably object so that the statements in the Prospectus, as so amended or supplemented, will not, in the light of the circumstances when it is so delivered, be misleading, or so that the Prospectus, as so amended or supplemented, will comply with law, and to furnish to the Underwriters and to such dealers as the Representatives shall specify, such number of copies thereof as the Underwriters or such dealers may reasonably request.

            (g) Prior to any public offering of the Notes, to cooperate with the Underwriters and counsel to the Underwriters in connection with the registration or qualification of the Notes for offer and sale by the Underwriters and by dealers under the securities or Blue Sky laws of such jurisdictions as the Underwriters may reasonably request, to continue

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      such qualification in effect so long as reasonably required for distribution of the Notes and to file such consents to service of process or other documents as may be necessary in order to effect such registration or qualification; provided that WFSRC3 shall not be required to register or qualify as a foreign corporation or to take any action that would subject it to service of process in suits, other than as to matters and transactions relating to the offer and sale of the Notes, in any jurisdiction where WFSRC3 it is not now so subject.

            (h) As soon as practicable, but not later than 16 months after the Effective Date of the Registration Statement, to cause the Trust to make generally available to holders of the Notes an earnings statement of the Trust covering a 12 month period beginning not later than the first day of the Trust's fiscal quarter next following the Effective Date of the Registration Statement. Such statement shall satisfy the provisions of
      Section 11(a) of the Act and Rule 158 of the Commission.

            (i) So long as any of the Notes remain outstanding, promptly to furnish to the Underwriters (i) the annual statements of compliance, annual independent certified public accountants' reports and annual opinions of counsel furnished to the Indenture Trustee or the Owner Trustee pursuant to the Sale and Servicing Agreement, the Indenture and the Trust Agreement, as soon as such statements, reports and opinions are furnished to the Indenture Trustee or the Owner Trustee, (ii) all documents of WFSRC3 or the Trust required to be distributed to Noteholders or filed with the Commission pursuant to the Exchange Act or any order of the Commission thereunder and (iii) such other information concerning WFSRC3, the Trust or WFS as the Underwriters may reasonably request.

            (j) To use its best efforts to do and perform all things required or necessary to be done and performed under this Agreement by WFSRC3 prior to the Closing Date and to satisfy all conditions precedent to the delivery of the Notes. To the extent, if any, that the ratings provided with respect to the Notes by Moody's Investors Service, Inc. ("Moody's"), Standard & Poor's Rating Services, a Division of The McGraw-Hill Companies, Inc. ("Standard & Poor's") or Fitch Ratings ("Fitch"), is conditional upon the furnishing of documents or the taking of any other actions by WFSRC3 or an affiliate thereof, WFSRC3 shall furnish such documents and take such other actions.

            (k) If this Agreement shall be terminated pursuant to any of the provisions hereof (otherwise than by notice given by the Representatives pursuant to any of clauses (ii) through (vii) of the second paragraph of
      Section 10) or if for any reason WFSRC3 shall be unable to perform its obligations hereunder, to reimburse the Underwriters for all of their out-of-pocket expenses (including the fees and expenses of counsel to the Underwriters) reasonably incurred by the Underwriters in connection herewith.

            (l) To apply the net proceeds from the offering in the manner set forth under the caption "Use of Proceeds" in the Prospectus.

            (m) WFSRC3, during the period when the Prospectus is required to be delivered under the Act or the Exchange Act (including the rules and regulations under the Act (the "Rules and Regulations") and the rules and regulations of the Commission under the

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      Exchange Act (the "Exchange Act Regulations")), will file all documents required to be filed with the Commission pursuant to Section 13, 14 or 15 of the Exchange Act within the time periods required by the Exchange Act and the Exchange Act Regulations.

      6.    Representations and Warranties of WFSRC3 and WFS.

      (a) WFSRC3 represents and warrants to, and agrees with, each of the Underwriters that:

            (i) The conditions to the use of a registration statement on Form S-3 under the Act, as set forth in the General Instructions to Form S-3, have been satisfied with respect to WFSRC3 and the Notes and the Registration Statement and the Prospectus fully comply, and any supplements or amendments thereto will fully comply, in all material respects with the provisions of the Act.

            (ii) No stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or, to the knowledge of WFSRC3, threatened by the Commission. At the effective date of the Registration Statement and any post-effective amendments thereto, at the date of this Agreement and the Closing Date, the Registration Statement and any post-effective amendments or supplements thereto, each Preliminary Prospectus, the Prospectus and any amendment or supplement thereto, complied or will comply in all respects with the requirements of the Act and the Rules and Regulations, and did not and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and on the date of filing the Prospectus pursuant to Rule 424(b), the date of this Agreement and the Closing Date, neither the Prospectus nor any amendments or supplements thereto contained or will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, except that the representations and warranties in this subparagraph shall not apply to statements or omissions in the Registration Statement or the Prospectus or any Preliminary Prospectus made in reliance upon information furnished to WFSRC3 in writing by the Underwriters through Deutsche Bank, as Representative, expressly for use therein or to that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification of the Indenture Trustee on Form T-1 (the "Form T-1") under the Trust Indenture Act of 1939, as amended (the "1939 Act").

            (iii) Each Preliminary Prospectus, the Prospectus and any amendment or supplement thereto, complied or will comply when so filed with the requirements of the Act and the Rules and Regulations, and the Prospectus delivered to the Underwriters for use in connection with the offering of the Notes was identical to the electronically transmitted copies thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system, except to the extent permitted by Regulation S-T.

            (iv) The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, at the time they were or hereafter are filed

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      with the Commission, complied and will comply in all material respects with the requirements of the Exchange Act and the Exchange Act Regulations, and, when read together with the other information in the Prospectus, at the date of this Agreement and at the Closing Date, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

            (v) The Securities conform to the description thereof contained in the Prospectus and have been duly and validly authorized and (i) when the Certificates have been executed, authenticated and delivered in accordance with the Trust Agreement, they will be entitled to the benefits and security afforded by the Trust Agreement and will constitute legal, valid and binding obligations of the Trust enforceable in accordance with their terms and the terms of the Trust Agreement and (ii) when the Notes have been executed, authenticated and delivered in accordance with the Indenture and delivered to and paid for by the Underwriters as provided herein, they will be entitled to the benefits and security afforded by the Indenture and will constitute legal, valid and binding obligations of the Trust enforceable in accordance with their terms and the terms of the Indenture, subject to applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting creditors' rights generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

            (vi) The execution and delivery by WFSRC3 of this Agreement, the letter indemnity agreement, dated the date hereof (the "Letter Indemnity Agreement"), among the Representatives, WFSRC3 and WFS, and each Basic Document to which WFSRC3 is a party are within the corporate power of WFSRC3 and have been duly authorized by all necessary corporate action on the part of WFSRC3 and none of the issuance and sale of the Notes to the Underwriters, the issuance of the Certificates to WFSRC3, nor the execution and delivery by WFSRC3 of this Agreement, the Letter Indemnity Agreement or any Basic Document to which WFSRC3 is a party, nor the consummation by WFSRC3 of the transactions herein and therein contemplated, nor compliance by WFSRC3 with the provisions hereof or thereof, will conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, the articles of incorporation or bylaws of WFSRC3 or any indenture, mortgage, deed of trust or other agreement or instrument to which WFSRC3 is now a party or by which it is bound, or any order of any court or government agency or authority entered in any proceeding to which WFSRC3 was or is now a party or by which it is bound.

            (vii) WFSRC3 has been duly incorporated and is validly existing in good standing under the laws of the State of California and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction where the character of its properties or the nature of its activities makes such qualification necessary, except such jurisdictions, if any, in which the failure to be so qualified will not have a material adverse effect on its business or properties; WFSRC3 holds all material licenses, certificates and permits from all governmental authorities necessary for the conduct of its business as described in the Prospectus; and WFSRC3 has the corporate

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      power and authority to own its properties and conduct its business as described in the Prospectus.

            (viii) Each of this Agreement, the Letter Indemnity Agreement and each Basic Document to which WFSRC3 is a party, when executed and delivered, will have been duly authorized, executed and delivered by such entity and will constitute, when so executed and delivered, a legal, valid and binding instrument enforceable against such entity in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting creditors' rights generally, subject to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law) and, in the case of this Agreement, except as rights to indemnity and contribution hereunder may be limited by applicable law; each of this Agreement and each Basic Document conforms to the description thereof contained in the Prospectus; and the Indenture has been duly qualified under the 1939 Act.

            (ix) Neither the Trust nor WFSRC3 is now or, as a result of the transactions contemplated by this Agreement, will be, an "investment company" and neither is "controlled" by an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended (the "1940 Act").

            (x) At (i) the Closing Date, WFSRC3 will have good and marketable title to the Contracts listed in Schedule A to the Sale and Servicing Agreement and (ii) each Subsequent Transfer Date, WFSRC3 will have good and marketable title to the Subsequent Contracts to be transferred to the Trust on such date, free and clear of any lien, mortgage, pledge, charge, security interest or other encumbrance; and WFSRC3's assignment and delivery of the Contract Documents to the Trust will vest in the Trust the good and marketable title purported to be conveyed thereby.

            (xi) The Trust's assignment of the Trust Estate to the Indenture Trustee pursuant to the Indenture will vest in the Indenture Trustee, for the benefit of the Noteholders, a first priority perfected security interest therein, subject to no prior lien, mortgage, pledge, charge, security interest or other encumbrance.

            (xii) The representations and warranties made by WFSRC3 in the Basic Documents to which it is a party and in the Officers' Certificates of WFSRC3 delivered pursuant to the Basic Documents will be true and correct at each Transfer Date.

            (xiii) Since June 30, 2004, there has been no material adverse change or development involving a prospective material adverse change in or affecting particularly the condition, financial or otherwise, of WFSRC3, or the earnings, affairs or business prospects of WFSRC3, whether or not arising in the ordinary course of business, except as set forth in or contemplated in the Prospectus.

      (b) WFS represents and warrants to, and agrees with, each of the Underwriters that the representations and warranties of WFSRC3 set forth in
Section 6(a) are true and correct and further represents and warrants to, and agrees with, each of the Underwriters that:

            (i) WFS has been duly incorporated and is validly existing in good standing under the laws of the State of California and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction where the character of its properties or the nature of its activities makes such qualification necessary, except such jurisdictions, if any, in which the failure to be so qualified will not have a material adverse effect on either the business or properties of WFS; WFS holds all material licenses, certificates and permits from all governmental authorities necessary for the conduct of its business as described in the Prospectus; and WFS has the corporate power and authority to own its properties and conduct its business as described in the Prospectus.

            (ii) The execution and delivery by WFS of this Agreement, the Letter Indemnity Agreement and each Basic Document to which WFS is a party are within the corporate power of WFS and have been duly authorized by all necessary action on the part of WFS; and neither the execution and delivery by WFS of this Agreement, the Letter Indemnity Agreement and each Basic Document to which WFS is a party, nor the consummation by WFS of the transactions herein and therein contemplated, nor compliance by WFS with the provisions hereof and thereof, will conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, the articles of incorporation or bylaws of WFS or any indenture, mortgage, deed of trust or other agreement or instrument to which WFS is now a party or by which it is bound, or any order of any court or government agency or authority entered in any proceeding to which WFS was or is now a party or by which it is bound.

            (iii) Each of this Agreement, the Letter Indemnity Agreement and each Basic Document to which WFS is a party has been duly authorized, executed and delivered by WFS and constitutes a valid and binding agreement of WFS, enforceable against WFS in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting creditors' rights generally, subject to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law) and, in the case of this Agreement, except as rights to indemnity and contribution hereunder may be limited by applicable law and, after giving effect to the Proposed Merger, each of this Agreement, the Letter Indemnity Agreement and each such Basic Document, constitutes a valid and binding agreement of the Bank, enforceable against the Bank in accordance with its terms, subject to applicable bankruptcy, insolvency laws and other similar laws affecting the enforcement of creditors' rights generally and to general principles of equity whether applied in a proceeding in equity or at law and except as enforcement of such terms may be limited by receivership, conservatorship and supervisory powers of bank regulatory agencies generally and, in the case of this Agreement, except as rights to indemnity and contribution hereunder may be limited by applicable law.

            (iv) The Contracts transferred to WFSRC3 from WFS on each Transfer Date will be free and clear of all liens (including tax liens), mortgages, pledges, charges, security interests and other encumbrances at the time of such transfer.

            (v) WFS has the power and authority to own its properties, to conduct its business as described in the Prospectus and to enter into and perform its obligations under each of the Basic Documents to which it is a party.

            (vi) The representations and warranties made by WFS in the Basic Documents to which it is a party and in the Officers' Certificates of WFS delivered pursuant to the Basic Documents will be true and correct at each Transfer Date.

            (vii) Since June 30, 2004, there has been no material adverse change or development involving a prospective material adverse change in or affecting particularly the condition, financial or otherwise, of WFS, or the earnings, affairs or business prospects of WFS, whether or not arising in the ordinary course of business, except as set forth in or contemplated in the Prospectus.

      7. Payment of Expenses. WFSRC3 will pay all costs, expenses, fees and taxes incident to the performance of its obligations under this Agreement, including (i) the preparation, printing, filing and distribution under the Act of the Registration Statement as first filed, all Computational Materials, each Structural Term Sheet, each Collateral Term Sheet, each Preliminary Prospectus, the Prospectus and all amendments and supplements to any of them (including in each case the delivery to the Underwriters of copies thereof and, in the case of the Registration Statement and the Prospectus and all amendments and supplements thereto, copies of all financial statements, exhibits and documents incorporated by reference), (ii) the preparation of this Agreement, (iii) the preparation and issuance of the Securities and delivery of the Notes to the Underwriters, (iv) the fees and disbursements of WFSRC3's counsel and accountants, (v) the registration or qualification of the Notes for offer and sale under the securities or Blue Sky laws of the jurisdictions referenced in Section 5(g) (including in each case the filing fees and the fees and disbursements of counsel to the Underwriters relating to such registration or qualification and in connection with the preparation of any Blue Sky or legal investment survey relating thereto), (vi) the printing or copying and delivery to the Underwriters of the Basic Documents, this Agreement, any dealer agreement, Preliminary and Supplemental Blue Sky Memoranda and legal investment memoranda and all other agreements, memoranda, correspondence and other documents printed and delivered in connection with the offering of the Notes (including in each case the disbursements of counsel to the Underwriters relating to such reproducing and delivery) and (vii) any fees paid to Moody's, Standard & Poor's and Fitch in connection with the rating of the Notes.

      8.    Indemnification and Contribution.

      (a) WFSRC3 and WFS agree, jointly and severally, to indemnify and hold harmless each Underwriter from and against any and all losses, claims, damages, liabilities and judgments, joint or several, to which such Underwriter may become subject under the Act or the Exchange Act or otherwise, insofar as such losses, claims, damages, liabilities or judgments (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, each Preliminary Prospectus (if any), each Collateral Term Sheet (if any), each Structural Term Sheet (if any), all Computational Materials (other than the hard copy of the Intex Solutions, Inc. DealMaker program ("DealMaker") filed by WFSRC3 with the Commission on July 29, 2004, except to the extent that any untrue statement or alleged untrue statement of a material fact therein or omission thereof results or is alleged to have resulted from an error in the information furnished by WFS or WFSRC3 to the Underwriters for use in the preparation of DealMaker), the Prospectus or any amendment or supplement thereto or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and WFSRC3 and WFS will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability, judgment or action as such expenses are incurred; provided, however, that neither WFSRC3 nor WFS will be liable in any such case to the extent that any such loss, claim, damage, liability, judgment or action arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any such document in reliance upon and in conformity with written information furnished to WFSRC3 by the Underwriters through Deutsche Bank, as Representative, specifically for use therein, it being understood that the only such information furnished by the Underwriters consists of the following information in the Prospectus Supplement under the caption "Underwriting", the
(i) information regarding the concession and reallowance figures contained in the second and third paragraphs and appearing in the second table and (ii) information regarding discretionary sales contained in the sixth paragraph.

      The terms "Collateral Term Sheet" and "Structural Term Sheet" shall have the respective meanings assigned to them in the February 13, 1995 letter of Cleary, Gottlieb, Steen & Hamilton on behalf of the Public Securities Association (which letter, and the Commission's response thereto, were publicly available February 17, 1995). The term "Collateral Term Sheet" as used herein includes any subsequent Collateral Term Sheet that reflects a substantive change in the information presented. The term "Computational Materials" has the meaning assigned to it in the May 17, 1994 letter of Brown & Wood on behalf of Kidder, Peabody & Co., Inc. (which letter, and the Commission's response thereto, were publicly available May 20, 1994).

      (b) Each Underwriter agrees, severally but not jointly, to indemnify and hold harmless WFSRC3 and WFS from and against any and all losses, claims, damages, liabilities and judgments, joint or several, to which WFSRC3 and WFS may become subject under the Act or the Exchange Act or otherwise, insofar as such losses, claims, damages, liabilities or judgments (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Preliminary Prospectus, the Prospectus or any amendment or supplement thereto or
(ii) any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information relating to such Underwriter furnished to WFSRC3 or WFS by such Underwriter through Deutsche Bank, as Representative, specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by WFSRC3 or WFS in connection with investigating or defending any such loss, claim, damage, liability, judgment or action as such expenses are incurred, it being understood that the only such information furnished by the Underwriters consists of the following information in the Prospectus Supplement under the caption "Underwriting", the (i) information regarding the concession and reallowance figures contained in the second and third paragraphs and appearing in the second table and (ii) information regarding discretionary sales contained in the sixth paragraph.

      (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under
Section 8(a) or 8(b), notify the indemnifying party in writing of the commencement thereof; but the omission to so notify the indemnifying party will not (i) relieve such indemnifying party from any liability that it may have to any indemnified party under Section 8(a) or 8(b), unless and to the extent it did not otherwise receive actual knowledge of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) in any event, relieve the indemnifying party from any obligation to any indemnified party other than the indemnification obligation provided in Section 8(a) or 8(b). In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election to so assume the defense thereof and approval by the indemnified party of the counsel appointed by the indemnifying party, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. In no event shall the indemnifying party be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. The indemnifying party shall not be liable for any settlement of any such action effected without the written consent of the indemnifying party, such consent not be unreasonably withheld, but, if settled with the written consent of the indemnifying party, the indemnifying party agrees that each person so consenting agrees to indemnify and hold harmless each such indemnified party from and against any loss or liability by reason of such settlement; provided, however, the indemnifying party shall be liable for the settlement of any proceeding effected without its consent if the indemnifying party (i) fails to timely respond to such settlement request, (ii) shall have unreasonably withheld such consent or (iii) shall have failed to promptly reimburse the indemnified party for its reasonable expenses, as incurred, following receipt of written itemization of those expenses. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such proceeding and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of any such indemnified party.

      (d) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under Section 8(a) or 8(b), then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities and judgments referred to in Section 8(a) or 8(b): (i) in such proportion as is appropriate to reflect the relative benefits received by WFSRC3 and WFS on the one hand and the Underwriters on the other from the offering of the Notes or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of WFSRC3 and WFS on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. The relative benefits received by WFSRC3 and WFS on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering of the Notes (before deducting expenses) received by WFSRC3 and WFS and the total underwriting discounts and commissions received by the Underwriters bear to the total price to the public of the Notes, in each case as set forth in the cover page of the Prospectus Supplement. The relative fault of WFSRC3, WFS and the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by WFSRC3, WFS or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

      WFSRC3, WFS and the Underwriters agree that it would not be just and equitable if contribution pursuant to Section 8(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section, no Underwriter (except as may be provided in the agreement among underwriters relating to the offering of the Notes) shall be required to contribute any amount in excess of the underwriting discounts or commissions applicable to the Notes purchased by such Underwriter hereunder. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

      (e) The obligations of WFSRC3 and WFS under this Section shall be in addition to any liability any of WFSRC3 or WFS may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any of the Underwriters within the meaning of the Act or the Exchange Act; and the obligations of the Underwriters under this Section shall be in addition to any liability that the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of WFSRC3 or WFS, to each officer of WFSRC3 or WFS who has signed the Registration Statement and to each person, if any, who controls WFSRC3 or WFS within the meaning of the Act or the Exchange Act. The Underwriters' respective obligations to contribute pursuant to this Section are several in proportion to the principal amount of Notes set forth opposite their respective names in Schedule I and not joint.

      9. Conditions. The several obligations of the Underwriters to purchase the Notes under this Agreement are subject to the satisfaction of each of the following conditions:

      (a) All the representations and warranties of each of WFSRC3 and WFS contained in this Agreement shall be true and correct on each Transfer Date with the same force and effect as if made on and as of the related Transfer Date.

      (b) All actions required to be taken and all filings required to be made by the Seller under the Act prior to the sale of the Notes shall have been duly taken or made, the Registration Statement shall have become effective not later than 5:30 P.M., New York City time, on the date of this Agreement or at such later date and time as the Representatives may approve in writing, and as of the Closing Date no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been commenced or shall be pending before or contemplated by the Commission.

      (c) Since June 30, 2004, there shall not have been any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, affairs or business prospects, whether or not arising in the ordinary course of business, of WFSRC3 or WFS. On the Closing Date, the Representatives shall have received (i) a certificate dated the Closing Date, signed by the President or a Vice President of WFSRC3, confirming the matters set forth in subsections (a), (b) and (c) of this Section and (ii) a certificate dated the Closing Date, signed by the President or a Vice President of WFS, confirming the matters set forth in subsections (a) and (c) of this Section. Such officers may in each certificate rely upon the best of their information and belief as to proceedings contemplated.

      (d) The Representatives shall have received the opinion of Mitchell, Silberberg & Knupp LLP, counsel for WFSRC3, dated the Closing Date and satisfactory to counsel to the Underwriters, to the effect that:

            (i) WFSRC3 has been duly incorporated and is validly existing and in good standing under the laws of the State of California, with corporate power and authority to own its properties, to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement, the Letter Indemnity Agreement and each of the Basic Documents to which it is a party, and is duly qualified and in good standing as a foreign corporation in each jurisdiction in which the location of its properties or the character of its operations makes such qualification necessary, except such jurisdictions, if any, in which the failure to be so qualified will not have a material adverse effect on either business or properties of WFSRC3.

            (ii) The statements in each of the Base Prospectus and the Prospectus Supplement set forth under the captions "Summary of Terms", "The Notes", "The Contracts Pool" and "Certain Information Regarding the Securities", insofar as such statements purport to summarize certain provisions of the Notes or the Basic Documents, provide a fair summary of such provisions, and the statements in the Base Prospectus under the captions "Summary of Terms -- Tax Status" and " -- ERISA Considerations", "Certain Legal Aspects of the Contracts", "Federal and California Income Tax Consequences" and "ERISA Considerations" and in the

      Prospectus Supplement under the captions "Summary of Terms -- Tax Status" and " -- ERISA Considerations" and "ERISA Considerations", to the extent such statements constitute matters of law or legal conclusions with respect thereto, have been prepared or reviewed by such counsel and are correct in all material respects.

            (iii) For federal income tax purposes, the Notes will be considered debt, the Trust will not be an association taxable as a corporation and the Trust will not be a publicly traded partnership taxable as a corporation. The trust fund created by the Trust Agreement will not, for California income tax purposes, be classified as an association taxable as a corporation, and Noteholders who are not residents of or otherwise subject to tax in California will not, solely by reason of their acquisition of an interest in any Class of Notes, be subject to California income, franchise, excise or similar taxes with respect to interest on any Class of Notes or with respect to any of the other Trust property.

            (iv) Each of this Agreement and the Letter Indemnity Agreement has been duly authorized, executed and delivered by WFSRC3.

            (v) Each Basic Document to which WFSRC3 is a party has been duly authorized, executed and delivered by WFSRC3 and, assuming due authorization, execution and delivery by the parties thereto, each such Basic Document constitutes a legal, valid and binding agreement of WFSRC3, enforceable against WFSRC3 in accordance with its terms, except as enforceability thereof may be subject to or limited by bankruptcy, insolvency, reorganization or other laws, provisions or principles now or hereafter in effect affecting the enforcement of creditors' rights generally, except that no opinion need be expressed as to the availability of remedies of specific performance, injunction or other forms of equitable relief, all of which may be subject to certain tests of equity jurisdiction, equitable defenses and the discretion of the court before which any proceeding therefor may be brought.

            (vi) Assuming the due authorization, execution and delivery of each Basic Document to which the Trust is a party by the Owner Trustee, on behalf of the Trust, and by each other party thereto (other than WFSRC3 and WFS) each such Basic Document constitutes the valid, legal and binding obligation of the Trust enforceable against the Trust in accordance with its terms, except as enforceability thereof may be subject to or limited by bankruptcy, insolvency, reorganization or other laws now or hereafter in effect affecting the enforcement of creditors' rights generally, and except that no opinion need be expressed as to the availability of remedies of specific performance, injunction or other forms of equitable relief, all of which may be subject to certain tests of equity jurisdiction, equitable defenses and the discretion of the court before which any proceeding therefor may be brought.

            (vii) The Certificates, when executed, authenticated and delivered in accordance with the Trust Agreement, will be validly issued and outstanding and entitled to the benefits of the Trust Agreement.

            (viii) The Notes, when executed and authenticated in accordance with the Indenture and delivered and paid for pursuant to this Agreement, will be entitled to the benefits of the Indenture and will constitute legal, valid and binding obligations of the Trust, enforceable in accordance with their terms and the terms of the Indenture, subject, with respect to each of the Indenture and the Notes, to applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting creditors' rights generally, and except that no opinion need be expressed as to the availability of remedies of specific performance, injunction or other forms of equitable relief, all of which may be subject to certain tests of equity jurisdiction, equitable defenses and the discretion of the court before which any proceeding therefor may be brought.

            (ix) As to each security interest in a Financed Vehicle created by a Contract, no filing or other action is necessary to perfect or continue the perfected status of such security interest as against creditors of or transferees from the obligor under such Contract, so long as such Financed Vehicle is not removed from the State of California for a period longer than four months, or before the end of such four-month period, WFS perfects such security interest under applicable law; provided that (A) no opinion need be rendered as to a security interest in a Financed Vehicle as to which neither a properly endorsed certificate of title naming WFS or an affiliate or predecessor of WFS as legal owner nor an application for an original registration together with an application for registration of WFS or an affiliate or predecessor of WFS as legal owner, has been deposited with the California Department of Motor Vehicles and (B) no opinion is given as to the enforceability of the security interest in a Financed Vehicle as against a subsequent owner of a Financed Vehicle or a holder or assignee of a certificate of title relating to such Financed Vehicle through fraudulent or negligent transfer of such certificate of title.

            (x) The Sale and Servicing Agreement, together with the filing referred to in this subsection, creates and perfects the security interest of the Trust in the Contracts which is a valid first priority security interest; a financing statement with respect to the Contracts has been filed with the Secretary of State of the State of California pursuant to the California Uniform Commercial Code, as amended; and no other filings in any jurisdiction or any other actions are necessary to perfect the security interest of the Trust in the Contracts against any third parties.

            (xi) The Indenture constitutes a grant by the Trust to the Indenture Trustee of a valid security interest in the Collateral. Such security interest, as it relates to the Financed Vehicles securing the Contracts and the proceeds of the foregoing has been perfected by the filing of financing statements with the Secretary of State of the State of Delaware, pursuant to the Uniform Commercial

      Code as in effect in Delaware. No filing or other action, other than the filing of the financing statements referred to above, is necessary to perfect and maintain the interest or the security interest of the Indenture Trustee in the Contracts, the security interests in the Financed Vehicles securing the Contracts and the proceeds of each of the foregoing against third parties.

            (xii) The Indenture Trustee will have, upon assignment of the Trust's rights under the financing statement from WFSRC3, the Trust's filing of such financing statement in favor of the Indenture Trustee and execution and delivery of the Control Agreement, regarding the Indenture Trustee's security interest in each of the Collection Account, the Note Distribution Account and the Spread Account, a first priority perfected security interest in all of the Contracts and in the proceeds of the Contracts and other Net Collections which are held in the Collection Account, the Note Distribution Account and the Spread Account.

            (xiii) WFSRC3's assignment and delivery of the Contracts to the Trust will vest in the Trust a first priority perfected security interest therein, subject to no prior lien, mortgage, security interest, pledge, adverse claim, charge or other encumbrance.

            (xiv) The Trust's assignment of the Contracts to the Indenture Trustee pursuant to the Indenture will vest in the Indenture Trustee, for the benefit of the Noteholders, a first priority perfected security interest therein, subject to no prior lien, mortgage, security interest, pledge, adverse claim, charge or other encumbrance.

            (xv) The Registration Statement has become effective under the Act and the Prospectus has been filed with the Commission pursuant to Rule 424(b) and to the best of the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or contemplated.

            (xvi) No order, consent or other authorization or approval of any court, public board or governmental body is legally required for the performance by WFSRC3 of its obligations under this Agreement, the Letter Indemnity Agreement or any of the Basic Documents to which it is a party, except such as have been obtained under the Act, such as may be required under the Blue Sky laws of any jurisdiction in connection with the purchase and distribution of the Notes by the Underwriters, such as have been obtained from the Office of Thrift Supervision and such other approvals (specified in such opinion) as have been obtained.

            (xvii) Neither the consummation of any of the transactions contemplated by this Agreement, the Letter Indemnity Agreement and each of the Basic Documents to which WFSRC3 is a party nor the fulfillment of the terms hereof or thereof will conflict with, result in a breach of, or constitute a default under, the articles of incorporation or bylaws of WFSRC3, or the terms of (A) any indenture or other agreement or instrument known to such counsel and to which WFSRC3 or any of its subsidiaries is a party or is bound or (B) any judgment, order or decree known to such counsel to be applicable to WFSRC3 or any of its subsidiaries, of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over WFSRC3 or any of its subsidiaries, except, in the case of clauses (A) and (B), for defaults, breaches or violations that do not, in the aggregate, have an adverse material effect on WFSRC3.

            (xviii) To the best knowledge of such counsel, there is no legal or governmental proceeding pending or threatened to which either of the Trust or WFSRC3 is, or is threatened to be, a party or of which the business or property of the Trust or WFSRC3 is, or is threatened to be, the subject that is material to the business or financial condition of the Trust or WFSRC3 and is not disclosed in the Prospectus.

            (xix) There is no contract or other document known to such counsel of a character required to be described in the Prospectus or to be filed as an exhibit to the Registration Statement that is not described or filed as required.

            (xx) Neither the Trust nor WFSRC3 is an "investment company" and neither is "controlled" by an "investment company", as such terms are defined in the 1940 Act.

            (xxi) WFSRC3 has obtained all material licenses, permits and other governmental authorizations which are necessary to the conduct of its business; such licenses, permits and other governmental authorizations are in full force and effect, and WFSRC3 is in all material respects complying therewith; and WFSRC3 is otherwise in compliance with all laws, rules, regulations and statutes of any jurisdiction to which it is subject, except where non-compliance would not have a material adverse effect on WFSRC3.

            (xxii) Except as to the financial statements and other financial, numerical, statistical or quantitative data included or incorporated by reference therein, as to which such counsel need not express any opinion, such counsel (A) is of the opinion the Registration Statement and the Prospectus and any supplements or amendments thereto (except for the financial statements and other financial, numerical, statistical or quantitative data included or incorporated by reference therein and the Form T-1) comply as to form in all material respects with the Act and the 1939 Act and (B) believes that the Registration Statement (except for the financial statements and other financial, numerical, statistical or quantitative data included or incorporated by reference therein and the Form T-1), at the time the Registration Statement became effective, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and the Prospectus and any supplements or amendments thereto (except for the financial statements and other financial, numerical, statistical or quantitative data included or incorporated by reference therein) at the date hereof and at the Closing Date did not and does not contain any untrue statement of a material fact and did not and does not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

            (xxiii) The documents incorporated or deemed to be incorporated by reference in the Prospectus (other than the financial statements, supporting schedules and other financial data therein, as to which no opinion need be rendered), when they were filed with the Commission, complied as to form in all material respects with the applicable requirements of the Exchange Act and the Exchange Act Regulations.

            (xxiv) The Indenture has been duly qualified under the 1939 Act and the Trust Agreement is not required to be qualified under the 1939 Act.

      (e) The Representatives shall have received the opinion of Guy Du Bose, Esq., General Counsel of WFS, General Counsel of the Bank and General Counsel of WFAL 2, dated the Closing Date and satisfactory to counsel to the Underwriters, to the effect that:

            (i) WFS has been duly incorporated and is validly existing and in good standing under the laws of the State of California, with corporate power and authority to own its properties, to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement, the Letter Indemnity Agreement and each of the Basic Documents to which it is a party, and is duly qualified and in good standing as a foreign corporation in each jurisdiction in which the location of its properties or the character of its operations makes such qualification necessary, except such jurisdictions, if any, in which the failure to be so qualified will not have a material adverse effect on either the business or properties of WFS.

            (ii) Each of this Agreement and the Letter Indemnity Agreement has been duly authorized, executed and delivered by WFS.

            (iii) Each Basic Document to which WFS is a party has been duly authorized, executed and delivered by WFS, each such Basic Document constitutes a legal, valid and binding agreement of WFS, enforceable against WFS in accordance with its terms, except as enforceability thereof may be subject to or limited by bankruptcy, insolvency, reorganization or other laws, provisions or principles now or hereafter in effect affecting the enforcement of creditors' rights generally except that no opinion need be expressed as to the availability of remedies of specific performance, injunction or other forms of equitable relief, all of which may be subject to certain tests of equity jurisdiction, equitable defenses and the discretion of the court before which any proceeding therefor may be brought and, after giving effect to the Proposed Merger, each of this Agreement, the Letter Indemnity Agreement and each such Basic Document, constitutes a valid and binding agreement of the Bank, enforceable against the Bank in accordance with its terms.

            (iv) No consent, approval, authorization or order of any court or governmental agency or body is required for the performance by WFS of its obligations under this Agreement, the Letter Indemnity Agreement and any of the Basic Documents to which it is a party, except such as have been obtained.

            (v) Neither the consummation of any of the transactions contemplated by this Agreement, the Letter Indemnity Agreement and each of the Basic Documents to which WFS is a party nor the fulfillment of the terms hereof or thereof will conflict with, result in a breach of, or constitute a default under, the articles of incorporation or bylaws of WFS, or the terms of (A) any indenture or other agreement or instrument known to such counsel to be applicable to WFS or any of its subsidiaries or (B) any judgment, order or decree known to such counsel to be applicable to WFS or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over WFS or any of its subsidiaries, except, in the case of clauses (A) and (B), for defaults, breaches or violations that do not, in the aggregate, have an adverse material effect on WFS.

            (vi) To the best knowledge of such counsel, there is no legal or governmental proceeding pending or threatened to which WFS is, or is threatened to be, a party or of which its business or property is, or is threatened to be, the subject that would have a material adverse effect on the ability of WFS to perform its obligations under any of the Basic Documents to which it is a party.

            (vii) WFS has obtained all material licenses, permits and other governmental authorizations which are necessary to the conduct of its business; such licenses, permits and other governmental authorizations are in full force and effect, and WFS is in all material respects complying therewith; and WFS is otherwise in compliance with all laws, rules, regulations and statutes of any jurisdiction to which it is subject, except where non-compliance would not have a material adverse effect on WFS, or, in the case of the Contracts, would not cause the Contracts to be unenforceable.

            (viii) The Bank has been duly organized and is validly existing and in good standing as a federal association pursuant to the laws of the United States, with the authority within its charter to own its properties, to conduct its business as described in the Prospectus and to enter into and perform its obligations under the reinvestment contract, dated as of August 1, 2004 (the "Reinvestment Contract"), among the Bank, WFAL 2 and the Indenture Trustee.

            (ix) Each of the Reinvestment Contract and the Control Agreement has been duly authorized, executed and delivered by the Bank and constitutes a legal, valid and binding instrument enforceable against the Bank in accordance with its terms, except as enforceability thereof may be subject to or limited by bankruptcy, insolvency, reorganization or other laws, provisions or principles now or hereafter in effect affecting the enforcement of creditors' rights generally or the rights of creditors of savings banks the accounts of which are insured by the Federal

      Deposit Insurance Corporation and except that no opinion need be expressed as to the availability of remedies of specific performance, injunction or other forms of equitable relief, all of which may be subject to certain tests of equity jurisdiction, equitable defenses and the discretion of the court before which any proceeding therefor may be brought.

            (x) No consent, approval, authorization or order of any court or governmental agency or body is required for the consummation of the transactions contemplated by either the Reinvestment Contract or the Control Agreement except such as have been obtained under the Act and such as have been obtained from the Office of Thrift Supervision.

            (xi) Neither the consummation of any of the transactions contemplated by either the Reinvestment Contract or the Control Agreement, nor the fulfillment of the terms thereof, will conflict with, result in a breach of, or constitute a default under the Charter or bylaws of the Bank or (A) the terms of any indenture or other agreement or instrument known to such counsel to be applicable to the Bank or any of its subsidiaries or
      (B) any judgment, order or decree known to such counsel to be applicable to the Bank or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Bank or any of its subsidiaries, except in the case of clauses
      (A) and (B), for defaults, breaches or violations that do not in the aggregate, have a material adverse effect on the Bank.

            (xii) The Bank is in compliance with all applicable state and federal laws regarding its continued operation, including those pertaining to the origination of the Contracts, other than those laws the Bank's non-compliance with which would not materially affect its ability to perform its obligations under either the Reinvestment Contract or the Control Agreement or, in the case of the origination of the Contracts, would not cause the Contracts to be unenforceable.

            (xiii) WFAL 2 has been duly incorporated and is validly existing and in good standing under the laws of the State of California, with corporate power and authority to own its properties, to conduct its business as described in the Prospectus and to enter into and perform its obligations under the Reinvestment Contract and the WFAL 2 Assignment (collectively, the "WFAL 2 Agreements"), and is duly qualified and in good standing as a foreign corporation in each jurisdiction in which the location of its properties or the character of its operations makes such qualification necessary, except such jurisdictions, if any, in which the failure to be so qualified will not have a material adverse effect on either the business or properties of WFAL 2, as the case may be.

            (xiv) Each of the WFAL 2 Agreements has been duly authorized, executed and delivered by WFAL 2, and constitutes a legal, valid and binding agreement of WFAL 2, enforceable against WFAL 2 in accordance with its terms, except as enforceability thereof may be subject to or limited by bankruptcy, insolvency, reorganization or other laws, provisions or principles now or hereafter in effect affecting the enforcement of creditors' rights generally except that no opinion need be expressed as to the availability of remedies of specific performance, injunction or other forms of equitable relief, all of which may be subject to certain tests of equity jurisdiction, equitable defenses and the discretion of the court before which any proceeding therefor may be brought.

            (xv) No consent, approval, authorization or order of any court or governmental agency or body is required for the performance by WFAL 2 of its obligations under the WFAL 2 Agreements, except such as have been obtained.

            (xvi) Neither the consummation of any of the transactions contemplated by the WFAL 2 Agreements nor the fulfillment of the terms hereof or thereof will conflict with, result in a breach of, or constitute a default under, the articles of incorporation or bylaws of WFAL 2, or the terms of (A) any indenture or other agreement or instrument known to such counsel and to which WFAL 2 is a party or is bound or (B) any judgment, order or decree known to such counsel to be applicable to WFAL 2, of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over WFAL 2, except, in the case of clauses
      (A) and (B), for defaults, breaches or violations that do not, in the aggregate, have an adverse material effect on WFAL 2.

            (xvii) To the best knowledge of such counsel, there is no legal or governmental proceeding pending or threatened to which WFAL 2 is, or is threatened to be, a party or of which its business or property is, or is threatened to be, the subject that would have a material adverse effect on the ability of WFAL 2, to perform its obligations under any of the WFAL 2 Agreements.

            (xviii) WFAL 2 has obtained all material licenses, permits and other governmental authorizations which are necessary to the conduct of its business; such licenses, permits and other governmental authorizations are in full force and effect, and is in all material respects complying therewith; and WFAL 2 is otherwise in compliance with all laws, rules, regulations and statutes of any jurisdiction to which it is subject, except where non-compliance would not have a material adverse effect on WFAL 2.

      (f) The Representatives shall have received the opinion addressed to the Underwriters and to WFS from Richards, Layton & Finger, P.A., counsel to the Owner Trustee, dated the Closing Date and satisfactory to counsel to the Underwriters, to the effect that:

            (i) The Owner Trustee has been duly incorporated and is validly existing as a national banking association in good standing under the federal laws of the United States.

            (ii) The Owner Trustee has full corporate trustee power and authority to enter into and perform its obligations under the Trust Agreement and, on behalf of the Trust, under the Indenture, the Sale and Servicing Agreement, the Control Agreement and the Administration Agreement.

            (iii) The execution and delivery of the Trust Agreement and, on behalf of the Trust, of the Indenture, the Sale and Servicing Agreement, the Administration Agreement, the Control Agreement, the Certificates and the Notes and the performance by the Owner Trustee of its obligations under the Trust Agreement, the Indenture, the Sale and Servicing Agreement, the Control Agreement and the Administration Agreement have been duly authorized by all necessary corporate action of the Owner Trustee and each has been duly executed and delivered by the Owner Trustee.

            (iv) The Trust Agreement constitutes a valid and binding agreement of the Owner Trustee, enforceable against the Owner Trustee in accordance with its terms, subject, as to enforcement of remedies, (A) to applicable bankruptcy, insolvency and reorganization, generally, and (B) to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

            (v) The execution and delivery by the Owner Trustee of the Trust Agreement and, on behalf of the Trust, of the Indenture, the Sale and Servicing Agreement, the Control Agreement and the Administration Agreement do not require any consent, approval or authorization of, or any registration or filing with, any State of Delaware or United States federal governmental authority having jurisdiction over the trust power of the Owner Trustee, other than those consents, approvals or authorizations as have been obtained and the filing of the Certificate of Trust with the Secretary of State of the State of Delaware.

            (vi) The Notes have been duly authorized, executed and issued by the Trust.

            (vii) The Certificates have been duly authorized, executed and issued by the Trust.

            (viii) The execution and delivery by the Owner Trustee of the Trust Agreement and, on behalf of the Trust, the Sale and Servicing Agreement, the Indenture, the Control Agreement and the Administration Agreement, and the performance by the Owner Trustee of its obligations thereunder do not conflict with, result in a breach or violation of or constitute a default under, the articles of association or bylaws of the Owner Trustee.

      (g) The Representatives shall have received an opinion addressed to the Underwriters and to WFS, dated the Closing Date, of Richards, Layton & Finger, P.A., special Delaware counsel to the Trust, satisfactory to counsel to the Underwriters, to the effect that:

            (i) The Trust has been duly formed and is validly existing as a statutory trust pursuant to the laws of the State of Delaware, 12 Del. C.
      Section 3801, et seq. (the "Act").

            (ii) The Trust has the power and authority, pursuant to the Trust Agreement and the Act, to execute and deliver the Indenture, the Sale and Servicing Agreement, the Control Agreement and the Administration Agreement, to issue the Certificates and the Notes and to grant the Trust Estate to the Indenture Trustee as security for the Notes.

            (iii) Assuming that the Certificates have been duly authorized, executed and issued by the Trust, the Certificates have been validly issued and are entitled to the benefits of the Trust Agreement.

            (iv) Except for the timely filing in the future of any continuation statements with respect to the financing statements, no other filing is required in the State of Delaware in order to make effective the lien of the Indenture. Insofar as the Delaware Uniform Commercial Code, 6 Del. C.
      Section 9-101 et seq. (the "UCC"), applies (without regard to conflict of laws principles) and, assuming that the security interests in that portion of the Trust Estate that consists of general intangibles, accounts or chattel paper, as defined under the UCC, have been duly created and have attached, the Indenture Trustee has a perfected security interest in such general intangibles, accounts or chattel paper and, assuming that the UCC search accurately lists all the financing statements filed naming the Trust as debtor and describing any portion of the Trust Estate consisting of such general intangibles, accounts or chattel paper, the security interest of the Indenture Trustee will be prior to all other security interests of creditors of the Trust perfected by filing.

            (v) No creditor of the Seller or any Certificateholder shall have any right to obtain possession of, or other legal or equitable remedies with respect to, the property of the Trust.

            (vi) Under the Act, the Trust is a separate legal entity and, assuming that the Sale and Servicing Agreement conveys good title to the Trust Property referred to therein to the Trust as a true sale and not as a security arrangement, the Trust rather than the Seller is the owner of the Trust Property.

      (h) The Representatives shall have received an opinion addressed to the Underwriters and to WFS from White & Case LLP, counsel to the Indenture Trustee, dated the Closing Date and satisfactory to counsel to the Underwriters to the effect that:

            (i) The Indenture Trustee has been duly incorporated and is validly existing as a banking corporation under the laws of the State of New York.

            (ii) The Indenture Trustee, at the time of its execution and delivery of the Indenture, the Administration Agreement, the Control Agreement and the Reinvestment Contract and its acknowledgement and acceptance of the Sale and

      Servicing Agreement (collectively, the "Indenture Trustee Agreements"), had full power and authority to execute and deliver the Indenture Trustee Agreements and has full power and authority to perform its obligations thereunder.

            (iii) Each of the Indenture Trustee Agreements has been duly and validly authorized, executed and delivered by the Indenture Trustee and, assuming due authorization, execution and delivery thereof by the Indenture Trustee, constitutes the valid and binding obligation of the Indenture Trustee enforceable against the Indenture Trustee in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other laws relating to or affecting creditors' rights or by general principles of equity.

            (iv) To the best of such counsel's knowledge, there are no actions, proceedings or investigations pending or threatened against or affecting the Indenture Trustee before or by any court, arbitrator, administrative agency or other governmental authority which, if adversely decided, would materially and adversely affect the ability of the Indenture Trustee to carry out the transactions contemplated in the Indenture Trustee Agreements.

            (v) The execution and delivery of each of the Indenture Trustee Agreements by the Indenture Trustee, in its respective capacities, and the performance by the Indenture Trustee, in its respective capacities, of its terms, do not conflict with or result in a violation of any law or regulation of the United States or the State of New York governing the banking or trust powers of the Indenture Trustee or the organization certificate or by-laws of the Indenture Trustee.

            (vi) No consent, approval or authorization of, or registration, declaration or filing with, any court or governmental agency or body of the United States or the State of New York was or is required for the execution, delivery or performance by the Indenture Trustee, in its respective capacities, of the Indenture Trustee Agreements.

      (i) The Representatives shall have received the opinion of Sidley Austin Brown & Wood LLP, counsel to the Underwriters, dated the Closing Date, with respect to the issuance and sale of the Notes, the Registration Statement, the Prospectus and other related matters as the Representatives may reasonably require, and WFSRC3 and WFS shall have furnished to counsel to the Underwriters such documents as they may reasonably request for the purpose of enabling them to pass upon such matters.

      (j) The Representatives shall have received letters in form and substance satisfactory to the Representatives, addressed to the Underwriters and dated (i) the date hereof, in connection with the transfer to the Trust of the Initial Contracts and (ii) the Subsequent Transfer Date, in connection with the transfer to the Trust of the Subsequent Contracts, from Ernst & Young LLP, independent public accountants for WFSRC3, substantially in the form heretofore approved by the Representatives.

            (k) At the Closing Date, Moody's, Standard & Poor's and Fitch shall have rated the (i) Class A-1 Notes at least "Prime-1", "A-1+" and "F1+", respectively, (ii) Class A-2 Notes, Class A-3 Notes and Class A-4 Notes "Aaa", "AAA" and "AAA", respectively, (iii) Class B Notes "Aa2", "AA" and "AA", respectively, (iv) Class C Notes "A2", "A" and "A", respectively, and (v) Class D Notes "Baa2", "BBB" and "BBB", respectively, and such ratings shall be in full force and effect. Subsequent to the execution and delivery of this Agreement and prior to the Closing Date, there shall not have been any downgrading, nor any notice given to WFSRC3 of any intended or potential downgrading or of a possible change that does not indicate the direction of the possible change, in the rating accorded any of WFSRC3's securities by either Moody's, Standard & Poor's or Fitch.

            (l) Counsel to WFS, WFSRC3 and the Trust shall provide reliance letters to the Representatives relating to each legal opinion relating to the transaction contemplated hereby (including the transfer of Subsequent Contracts to the Trust on any Subsequent Transfer Date) rendered by such counsel to any of the Indenture Trustee, the Owner Trustee, Moody's, Standard & Poor's or Fitch.

      10. Effective Date of Agreement and Termination. This Agreement shall become effective upon the later of (i) execution of this Agreement and (ii) receipt of notification of the effectiveness of the Registration Statement or any post-effective amendments thereto by WFSRC3 to the Representatives.

      This Agreement may be terminated at any time prior to the Closing Date by the Representatives by written notice to WFSRC3 if any of the following has occurred: (i) since the respective dates as of which information is given in the Registration Statement and the Prospectus, any adverse change or development involving a prospective adverse change in or affecting particularly the condition, financial or otherwise, of WFSRC3 or WFS or the earnings, affairs or business prospects of WFSRC3 or WFS, whether or not arising in the ordinary course of business, which would, in the reasonable judgment of the Representatives, make the offering or delivery of any class of Notes impracticable, (ii) any outbreak or material escalation of hostilities or other national or international calamity or crisis or act of terrorism or material change in economic conditions, if the effect of such outbreak, calamity, crisis, act of terrorism or change on the financial markets of the United States or elsewhere would, in the reasonable judgment of the Representatives, make the offering or delivery of any class of Notes impracticable, (iii) suspension of trading in securities on the New York Stock Exchange or the American Stock Exchange or limitation on prices (other than limitations on hours or numbers of days of trading) for securities on either such Exchange, (iv) the enactment, publication, decree or other promulgation of any federal or state statute, regulation, rule or order of any court or other governmental authority which in the reasonable opinion of the Representatives materially and adversely affects, or will materially and adversely affect, the business or operations of WFSRC3 or WFS, (v) a material disruption in securities settlement, payment or clearance services in the United States, (vi) declaration of a banking moratorium by either federal or New York State authorities or (vii) the taking of any action by any federal, state or local government or agency in respect of its monetary or fiscal affairs which in the reasonable opinion of the Representatives has a material adverse effect on the financial markets in the United States.

      11. Default of Underwriters. If any Underwriter defaults in its obligation to purchase Notes hereunder on the Closing Date and the aggregate principal amount of Notes that such defaulting Underwriter agreed but failed to purchase does not exceed 10% of the total principal amount of Notes that the Underwriters are obligated to purchase on the Closing Date, the Representatives may make arrangements satisfactory to the Seller for the purchase of such Notes by other persons, including any of the Underwriters, but if no such arrangements are made by the Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Notes that such defaulting Underwriter or Underwriters agreed but failed to purchase on the Closing Date. If any Underwriter so defaults and the aggregate principal amount of Notes with respect to which such default exceeds 10% of the total principal amount of Notes that the Underwriters are obligated to purchase on the Closing Date and arrangements satisfactory to the Representatives and the Seller for the purchase of such Notes by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or WFS or the Seller except as provided in the second and third paragraphs of Section 12. As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

      12. Miscellaneous. All communications hereunder will be in writing and notices given pursuant to any provision of this Agreement shall be addressed as follows: (i) if to either WFSRC3 or WFS, to Guy Du Bose, Esq. at his office at 23 Pasteur, Irvine, California 92618 or (ii) if to any Underwriter, through the Representatives at (a) Deutsche Bank Securities Inc., 60 Wall Street, 19th Floor, New York, New York 10005 and (b) Credit Suisse First Boston LLC, Eleven Madison Avenue, New York, New York 10010, Attention: Transaction Advisory Group, or in any case to such other address as the person to be notified may have requested in writing; provided, however, that any notice to an Underwriter pursuant to Section 8 will be mailed, delivered or telegraphed and confirmed to such Underwriter. Any such notice will take effect at the time of receipt.

      The respective indemnities, contribution agreements, representations, warranties and other statements of WFS, WFSRC3, their respective officers and directors and of the Underwriters set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, and will survive delivery of and payment for the Notes, regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of the Underwriters or by or on behalf of WFSRC3, its officers or directors or any controlling person of WFSRC3 or WFS, (ii) acceptance of the Notes and payment for them hereunder and (iii) termination of this Agreement.

      If this Agreement shall be terminated by the Representatives pursuant to
Section 11 or because of any failure or refusal on the part of WFSRC3 or WFS to comply with the terms or to fulfill any of the conditions of this Agreement, or pursuant to any other provision hereof (other than by notice given to WFSRC3 with respect to clauses (ii) through (vii) of the second paragraph of Section
10), WFSRC3 and WFS hereby agree to reimburse the Underwriters for all of their out-of-pocket expenses (including the fees and disbursements of counsel to the Underwriters) reasonably incurred by the Underwriters.

      Except as otherwise provided, this Agreement has been and is made solely for the benefit of and shall be binding upon WFSRC3, WFS and the Underwriters, any controlling persons referred to herein and their respective successors and assigns, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" shall not include a purchaser of any of the Notes from the Underwriters merely because of such purchase.

      This Agreement shall be governed and construed in accordance with the laws of the State of New York.

      This Agreement may be signed in various counterparts which together shall constitute one and the same instrument.

      The Representatives will act for the several Underwriters in connection with the transactions described in this Agreement and any action taken by the Representatives under this Agreement will be binding upon all of the Underwriters.

      If the foregoing is in accordance with your understanding of the agreement among WFSRC3, WFS and the Underwriters, kindly sign and return to us the enclosed duplicate hereof, whereupon it will become a binding agreement among WFSRC3, WFS and the several Underwriters in accordance with its terms.

                                       Very truly yours,

                                       WFS RECEIVABLES CORPORATION 3

                                       By: _____________________________________
                                           Name:
                                           Title:

                                       WFS FINANCIAL INC

                                       By: _____________________________________
                                           Name:
                                           Title:

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first written above:

DEUTSCHE BANK SECURITIES Inc.,
as Representative of the several
Underwriters named on Schedule I hereto

By: _____________________________________
Name:
Title:

By: _____________________________________
Name:
Title:

Credit Suisse First Boston LLC, as Representative of the several Underwriters named on Schedule I hereto

By: _____________________________________
    Name:
    Title:

                                                          Underwriting Agreement

                                   SCHEDULE I

                                           Principal     Principal      Principal     Principal
                                           Amount of     Amount of      Amount of     Amount of
                                           Class A-1     Class A-2      Class A-3     Class A-4
        Underwriters                         Notes         Notes          Notes         Notes
        ------------                     ------------  ------------   ------------  ------------
Deutsche Bank Securities Inc. .......    $ 45,800,000  $ 91,600,000   $ 69,600,000  $ 68,200,000
Credit Suisse First Boston LLC.......    $ 45,800,000  $ 91,600,000   $ 69,600,000  $ 68,200,000
Banc of America Securities LLC.......    $ 45,800,000  $ 91,600,000   $ 69,600,000  $ 68,200,000
Citigroup Global Markets Inc. .......    $ 45,800,000  $ 91,600,000   $ 69,600,000  $ 68,200,000
Lehman Brothers Inc..................    $ 45,800,000  $ 91,600,000   $ 69,600,000  $ 68,200,000
                                         ------------  ------------   ------------  ------------
            Total                        $229,000,000  $458,000,000   $348,000,000  $341,000,000
                                         ============  ============   ============  ============

                                            Principal     Principal      Principal
                                            Amount of     Amount of      Amount of
                                             Class B       Class C        Class D
        Underwriters                          Notes         Notes          Notes
        ------------                       -----------   -----------    -----------
Deutsche Bank Securities Inc. .......      $12,000,000   $12,800,000    $10,400,000
Credit Suisse First Boston LLC.......      $12,000,000   $12,800,000    $10,400,000
Banc of America Securities LLC.......      $12,000,000   $12,800,000    $10,400,000
Citigroup Global Markets Inc. .......      $12,000,000   $12,800,000    $10,400,000
Lehman Brothers Inc..................      $12,000,000   $12,800,000    $10,400,000
                                           -----------   -----------    -----------
         Total                             $60,000,000   $64,000,000    $52,000,000
                                           ===========   ===========    ===========

                                      S-I-1